[Letterhead of Gregory and Associates, LLC, CPA]

INDEPENDENT AUDITORS' CONSENT



August 16, 2004


U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re:       Consent to be named in the S-8 Registration Statement of Wizzard
Software Corporation, a Colorado corporation (the "Registrant"), SEC File No. 000-33381, to be filed on or about August 4, 2004, covering the registration and issuance of 200,000 shares of common stock to participants in the Company's 2004 Stock Option Plan

Ladies and Gentlemen:

          We hereby consent to the use of our audit report dated January 23, 2004, except for Note 14 as to which the date is February 28, 2004, that is contained in the Company's 10-KSB Annual Report for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on March 26, 2004 in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

/s/ Gregory and Associates

Gregory and Associates, LLC,
Certified Public Accountants